Exhibit 99.3

Sobel USA Inc.

Unaudited Interim Financial Statements

As of September 30, 2012 and December 31, 2011

and for the nine months ended September 30, 2012 and 2011

Sobel USA Inc.

Sobel USA Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands)	September 30, 2012	December 31, 2011

Assets
Current
Cash and cash equivalents	$8,736	$16,915
Accounts receivable:
Trade	46,271	36,991
Related parties	398	473
Inventories	43,258	36,850
Deferred income taxes	2,082	1,956
Loans to related parties	9,199	8,138
Prepaid expenses and other	6,107	2,987

Total current assets	116,051	104,310

Property and equipment, net	66,236	65,071
Loans to related parties	—	2,300
Intangible assets, net	309	285
Deferred income taxes	647	647
Other long-term assets	184	76

Total assets	$183,427	$172,689

Liabilities and shareholder’s equity
Current
Accounts payable	$15,724	$12,246
Due to related parties	3,646	2,783
Accrued restructuring costs and charges	233	273
Other accrued expenses	6,961	8,448
Bank debt	4,915	—
Related party loans	8,669	8,304

Total current liabilities	40,148	32,054

Deferred income taxes	8,560	8,536
Related party loan	55,000	55,000
Other long-term liabilities	770	770

Total liabilities	104,478	96,360

Shareholder’s equity
Common stock	1	1
Additional paid-in capital	57,488	57,488
Retained earnings	34,498	34,684
Accumulated other comprehensive loss	(13,038)	(15,844)

Total shareholder’s equity	78,949	76,329

Total liabilities and shareholder’s equity	$183,427	$172,689

See accompanying notes to unaudited consolidated financial statements.

Sobel USA Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands)	Nine months ended September 30,
	2012	2011

Sales	$164,758	$164,866
Cost of sales	130,143	124,137

Gross profit	34,615	40,729
Opening expenses:
Selling, general and administrative	26,332	25,803
Research and development	7,723	8,977
Restructuring recovery	—	(255)

Total operating expenses	34,055	34,525

Income from operations	560	6,204

Interest, net	(1,068)	(501)
Gain (loss) from foreign currency translation	(475)	629
Miscellaneous, net	527	852

Total (expense) other income, net	(1,016)	980

(Loss) income before income taxes	(456)	7,184
Income tax benefit (expense)	270	(3,051)

Net (loss) income	$(186)	$4,133

See accompanying notes to unaudited consolidated financial statements.

Sobel USA Inc.

Consolidated Statement of Changes in Shareholder’s Equity

Nine Months Ended September 30, 2012

(unaudited)

	Common Stock		Additional Paid-In	Retained	Accumulated Other Comprehensive
(in thousands)	Shares	Amount	Capital	Earnings	Income (Loss)	Total

Balance at December 31, 2011	1,000	$1	$57,488	$34,684	$(15,844)	$76,329

Net loss	—	—	—	(186)	—	(186)
Translation adjustment	—	—	—	—	2,806	2,806

Comprehensive income						2,620

Balance at September 30, 2012	1,000	$1	$57,488	$34,498	$(13,038)	$78,949

See accompanying notes to unaudited consolidated financial statements.

Sobel USA Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(186)	$4,133
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,114	6,107
Provision for pension	122	113
Payment of pension	(45)	(150)
Provision for (recovery of) losses on accounts receivable	(108)	7
Decrease (increase) in assets:
Accounts receivable	(8,391)	(608)
Inventories	(5,558)	1,166
Prepaid expenses and other	(2,820)	1,342
Related parties	832	1,217
Increase (decrease) in liabilities:
Accounts payable	3,100	3,200
Accrued expenses and other	(1,714)	(1,283)

Net cash (used in) provided by operating activities	(8,654)	15,244

Cash flows from investing activities:
Additions to property and equipment	(6,329)	(6,247)
Additions to intangible assets	(85)	(52)

Net cash used in investing activities	(6,414)	(6,299)

Cash flows from financing activities:
Borrowings under line of credit	4,915	—
Loan from related party	—	55,000
Dividend paid	—	(55,000)
Related party loan repaid	850	—
Advances on related party loan	587	(8,111)
Change in other non-current liabilities	(128)	160

Net cash provided by (used in) financing activities	6,224	(7,951)

Effect of exchange rates on cash and cash equivalents	665	(852)

Net change in cash and cash equivalents	(8,179)	142
Cash and cash equivalents, beginning of period	16,915	9,453

Cash and cash equivalents, end of period	$8,736	$9,595

See accompanying notes to unaudited consolidated financial statements.

Sobel USA Inc.

Notes to Unaudited Consolidated Interim Financial Statements

as of September 30, 2012 and December 31, 2011 and

for the Nine Months Ended September 30, 2012 and 2011

(unaudited)

1. Accounting policies

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared by Sobel USA Inc. (the “Company”) in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Operating results for the nine months ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012. These consolidated financial statements do not include all the information and footnotes required by U.S. GAAP for annual financial statements and therefore should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2011.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. Actual results could differ from those estimates.

Recent accounting pronouncements

Effective January 1, 2012, the Company adopted Accounting Standards Update (“ASU”) 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs.” This ASU modifies the existing standards to include disclosure of all transfers between Level 1 and Level 2 asset and liability fair value categories. In addition, the ASU provides guidance on measuring the fair value of financial instruments managed within a portfolio and the application of premiums and discounts on fair value measurements. The ASU requires additional disclosure for Level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. The adoption of this guidance had no material impact to the Company’s consolidated financial statements.

In June 2011, the Financial Accounting Standards Board (“FASB”) issued ASU 2011-05, “Comprehensive Income (Topic 220) – Presentation of Comprehensive Income” that amends the presentation of other comprehensive income in the financial statements including requiring an entity to report comprehensive income either in a single continuous financial statement or in two separate but continuous financial statements. For nonpublic entities, this guidance is generally effective for fiscal years ending after December 15, 2012 and interim and annual periods thereafter, with early adoption permitted. In December 2011, the FASB issued an accounting update (Update No. 2011-12 – Comprehensive Income (Topic 220)) effectively deferring those changes in Update No. 2011-05 that relate to the presentation of reclassification adjustments out of accumulated other comprehensive income. Other than a change in presentation, the Company does not expect the adoption of this guidance will have a material impact on the Company’s consolidated financial statements.

Sobel USA Inc.

Notes to Unaudited Consolidated Interim Financial Statements

as of September 30, 2012 and December 31, 2011 and

for the Nine Months Ended September 30, 2012 and 2011

(unaudited)

2. Inventories

Inventories consisted of the following (in thousands):

	September 30, 2012	December 31, 2011

Raw materials	$17,461	$14,442
Work-in-process	6,664	4,953
Finished goods	19,133	17,455

	$43,258	$36,850

3. Related parties

Loans to related parties consisted of the following (in thousands):

	September 30, 2012	December 31, 2011

Unsecured loan to an entity affiliated by common ownership due January 2013.	$1,450	$1,450

Unsecured loans to an entity affiliated by common ownership due on demand.	7,749	8,138

Unsecured loan to an entity affiliated by common ownership repaid in 2012.	—	850

Total loans to related parties	9,199	10,438

Due within one year	9,199	8,138

Due after one year	$—	$2,300

Sobel USA Inc.

Notes to Unaudited Consolidated Interim Financial Statements

as of September 30, 2012 and December 31, 2011 and

for the Nine Months Ended September 30, 2012 and 2011

(unaudited)

Loans from related parties consisted of the following (in thousands):

	September 30, 2012	December 31, 2011

Unsecured loan from an entity affiliated by common ownership for up to Canadian $8.5 million which is due December 31, 2012.	$8,669	$8,304

Unsecured $55 million loan from an entity affiliated by common ownership, due December 31, 2013.	55,000	55,000

Total loans from related parties	63,669	63,304

Due within one year	8,669	8,304

Due after one year	$55,000	$55,000

Sales to a company related by common ownership totaled approximately $37,000 and $186,000 during the nine months ended September 30, 2012 and 2011, respectively.

The Company purchased materials from parties related through common ownership totaling approximately $13,383,000 and $11,710,000 during the nine months ended September 30, 2012 and 2011, respectively.

An administration charge of approximately $247,000 and $284,000 from the Company’s parent was recorded during the nine months ended September 30, 2012 and 2011, respectively. These charges are included in selling, general and administrative expenses in the consolidated statements of operations.

The Company received an administration fee of approximately $504,000 and $433,000 from an entity related through common ownership in the nine months ended September 30, 2012 and 2011, respectively. These fees are netted against selling, general and administrative expenses in the consolidated statements of operations.

4. Accrued restructuring costs and charges

Accrued restructuring costs and charges include costs associated with the closure of the Company’s Chatsworth, California facility in 2002. Also see Note 8.

Accrued restructuring costs at September 30, 2012 and 2011 are as follows (in thousands):

	Balance at beginning of period	Released to operations	Cash payments	Balance at end of period

Nine months ended September 30, 2012	$273	$—	$(40)	$233

Nine months ended September 30, 2011	$569	$(255)	$(29)	$285

5. Bank debt

Bank debt comprises borrowings under the line of credit. During 2012, the Company and bank agreed to extend the line to November 30, 2012.

6. Pension benefits

The Company previously disclosed in its financial statements for the year ended December 31, 2011, that in 2012 management expected to contribute a total of approximately $152,000 to the Defined Benefit Pension Plan and Defined Benefit Seniority Premium Plans established for the employees of its Mexican subsidiary. As of September 30, 2012, contributions of approximately $45,000 have been made to these plans and the Company presently anticipates contributing approximately $116,000 in the remainder of the year ended December 31, 2012.

7. Income taxes

The Company accounts for income taxes under FASB ASC 740, Income Taxes (“ASC 740”). The Company calculates its quarterly tax provision consistent with the guidance provided by ASC 740-270, whereby the Company forecasts its estimated annual effective tax rate then applies that rate to its year-to-date pre-tax book income. The effective tax rate may be subject to fluctuations during the year as new information is obtained, which may affect the assumptions used to estimate the annual effective rate, including factors such as valuation allowances against deferred tax assets, the recognition or de-recognition of tax benefits related to uncertain tax positions, or changes in or the interpretation of tax laws in jurisdictions where the Company conducts business.

The effective tax rates for the nine months ended September 30, 2012 and 2011 were 59.2% and 42.4%. These fluctuations reflect the impact of net operating loss carryforwards and tax rates in foreign jurisdictions.

There were no material changes in uncertain tax positions for the nine months ended September 30, 2012 and 2011. The Company does not reasonably expect any change to the amount of uncertain tax positions within the next 12 months.

8. Commitments and contingencies

Environmental – The Company is subject to extensive federal, state, provincial and local regulation of environmental matters relating to its operations. The Company is currently involved in a number of proceedings and discussions regarding these regulations. While it is not feasible to predict the outcome of all these matters, based upon all available information, management is of the opinion that the ultimate disposition of these environmental matters will not have a material adverse effect on the financial condition of the Company.

Guarantees – The Company unconditionally guarantees VION’s bank debt. The maximum amount of the guarantee may vary, but is limited to the sum of the total outstanding principal, related interest and fees, or approximately $1.1 billion at September 30, 2012. VION’s bank debt is denominated in Euros, and therefore, will vary based on fluctuations in foreign exchange rates. The guarantee is scheduled to expire in November 2015. There is currently no recorded liability for potential losses under this guarantee, nor is there any liability for the Company’s obligation to “stand ready” to fund such guarantee. Management believes there is only a remote possibility that VION will not remain current with its debt payments and that the Company will be required to perform under the guarantee.

Litigation – During 2008, the lease on the Chatsworth, California facility expired (see Note 4). The former landlord filed a civil action against the Company’s U.S. Subsidiary (“Banner”) alleging breach of the lease agreement resulting from damage to the premises, environmental contamination, subleases entered into by Banner without the landlord’s consent, as well as failure to restore the building to its original condition. With the exception of the environmental claim, the lawsuit was settled in 2009 for $1.6 million. During 2010, Banner conducted environmental sampling and testing at the Chatsworth, California site. It is management’s opinion that the results provide a sufficient basis for government authorities not to require any remediation. In 2011, the landlord filed suit against Banner for environmental claims, alleging a subsequent study indicated remediation might be required. The Company does not believe such remediation, if required, is its responsibility. The Company is vigorously defending the action and at September 30, 2012 and December 31, 2011 had a reserve of approximately $233,000 and $273,000 for any legal and remediation costs associated with this matter.

Patent Litigation – Under federal law, when a drug developer files an Abbreviated New Drug Application (“ANDA”) for a generic drug, seeking approval before expiration of a Federal Drug Administration (“FDA”) listed patent, the developer must certify its product will not infringe the listed patent(s) and/or the listed patent is invalid or unenforceable (commonly referred to as a “Paragraph IV” certification). Notice of such certification must be provided to the patent holder, who may file a suit for patent infringement within 45 days of receiving the notice. If the patent holder files suit within the 45 day period, the FDA can review and approve the ANDA, but is prevented from granting final marketing approval of the product until a final judgment in the action has been rendered in favor of the generic, or 30 months from the date the notice was received, whichever is sooner.

Banner has three lawsuits pending or in progress from its Paragraph IV challenges relating to four ANDAs. In connection with certain of these filings and the proposed manufacture, distribution, and marketing of the generic products, Banner has entered into alliance and collaboration agreements with two other pharmaceutical companies (“Alliance Partner(s)”).

In one of the cases the Alliance Partner has agreed to effectively pay seventy five percent of the total litigation costs and in the other case a different Alliance Partner has agreed to pay all of the litigation costs. Management’s estimate of the Company’s share of the cost could be up to $1.5 million, spread over three years.

It is possible for a generic defendant in a Paragraph IV action to be at risk of additional liability if the defendant decides to launch the product “at risk”, that is, following FDA approval but prior to final resolution of the patent infringement litigation. A generic applicant who launches “at risk” and subsequently receives an adverse court judgment could face damages to the patent holder. Under Banner’s existing agreements with Alliance Partners, Banner’s consent would be required to any “at risk” launch. Management does not plan to proceed with any “at risk” launch at this time.

Other Claims and Litigation – The Company is involved in various other claims and lawsuits incidental to its business and where appropriate has established reserves where it is probable that a liability has occurred. In the opinion of management, these claims and lawsuits in the aggregate will not have a material effect on the financial condition of the Company.

Foreign exchange risk – The Company operates in the United States, Canada and Mexico. Foreign exchange risk arises because the value of the local currency receivable, or payable for transactions denominated in foreign currencies may vary due to changes in exchange rates (“transaction exposures”) and because the non-U.S. dollar denominated financial statements of the Company may vary on consolidation into the reporting currency of U.S. dollars (“translation exposures”).

Translation gains and losses related to certain foreign currency denominated intercompany loans and are included in gain (loss) from foreign currency translation in the accompanying statements of operations.

Credit risk – Credit risk arises from cash and cash equivalents held with banks and financial institutions, and credit exposure to customers, including outstanding accounts receivable.

The objective of managing counterparty credit risk is to prevent losses in financial assets. The Company regularly assesses the credit quality of the counterparties, taking into account their financial position, past experience and other factors. Management also regularly monitors the utilization of credit limits. One customer accounted for 70% of accounts receivable at September 30, 2012 and two customers accounted for 50% of accounts receivable at December 31, 2011.

9. Accumulated other comprehensive income (loss)

The components of accumulated other comprehensive income (loss) are as follows (in thousands):

	Nine months ended September 30,
	2012	2011

Net income (loss)	$(186)	$4,133
Other comprehensive income (loss), net of taxes:
Foreign currency translation adjustment	2,806	(3,222)

Comprehensive income	$2,620	$911

10. Subsequent events

On October 28, 2012, VION N.V. (“VION”), the ultimate parent company of the Company and Banner Pharmacaps Europe B.V. (the “Acquired Companies”), entered into a definitive agreement with Patheon Inc. to sell the Acquired Companies. The sale will be structured as a purchase of all of the shares of the Acquired Companies, for a purchase price of U.S. $255 million, subject to working capital and other adjustments. The sale is subject to applicable regulatory approvals and other customary terms and conditions. The Acquired Companies have unconditionally guaranteed certain Euro-denominated bank debt of VION and will be released from these guarantees upon the closing of the acquisition.